Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

For more information, contact:
Laura Kiernan
Director Investor Relations
(203) 341-4262

Playtex Products to Evaluate Strategic Alternatives

WESTPORT, CT (November 13, 2002) – Playtex Products, Inc. (NYSE: PYX), announced today that it will undertake a process to evaluate strategic alternatives for maximizing shareholder value. The strategic alternatives to be considered include, but are not limited to, business combinations with one or more parties to form a larger personal care and household products company, selling the entire company, divesting one or more lines of business, and acquiring strategic lines of business. The Company has hired J.P. Morgan Securities, Inc. to act as its financial advisor in this process. There can be no assurance that the process will result in a transaction.

“We are pleased with the momentum behind our financial performance in recent quarters and remain committed to our strategy of growing leadership positions through product innovation,” stated Chief Executive Officer Michael R. Gallagher. “However, the Senior Management team and Board of Directors believe that the Company’s value is not appropriately recognized in the public equity market, and we remain committed to our obligation to deliver maximum value to our shareholders. This process is an important step to ensure that goal is achieved.”

Playtex Products, Inc. is a leading manufacturer and distributor of a diversified portfolio of personal care and consumer products, including Playtex infant feeding products, Wet Ones, Baby Magic, Diaper Genie, Mr. Bubble, Playtex tampons, Banana Boat, Woolite rug and upholstery cleaning products, Playtex gloves, Binaca and Ogilvie.

The matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, interest rates, competitive market pressures, the loss of a significant customer, raw material and manufacturing costs, capacity limitations, the ability to integrate acquisitions, adverse publicity and product liability claims, capital structure, the impact of weather conditions on sales, and other factors detailed in the Company’s reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.

# # #